Exhibit 99.1

eXp World Holdings Reports Record Third Quarter Financial Results

Q3 2020 Revenues Increase 100% to $564 Million, Drives Net Income of $14.9 Million

BELLINGHAM, Wash., Nov. 09, 2020 – eXp World Holdings, Inc. (NASDAQ: EXPI), the parent company for eXp Realty and Virbela, today announced financial results for the third quarter ended September 30, 2020.

Third Quarter 2020 Financial Summary

●	Revenue increased by 100% to a record $564.0 million in the third quarter of 2020, compared to $282.2 million in the third quarter of 2019
●	Gross profit increased 103% to $46.8 million in the third quarter of 2020, compared to $23.0 million in the third quarter of 2019
●	Net income was $14.9 million, or $0.20 per diluted share, in the third quarter of 2020, compared to a net loss of $1.8 million, or $(0.03) per diluted share, in the third quarter of 2019. The third quarter of 2020 represents the most profitable quarter in the Company’s history
●	Adjusted EBITDA (a non-GAAP financial measure) increased 512% to $21.8 million in the third quarter of 2020, compared to $3.6 million in the third quarter of 2019
●	Cash flow from operating activities increased 188% to $43.2 million in the third quarter of 2020, compared to $15.0 million in the third quarter of 2019

Management Commentary

“The third quarter of 2020 was highlighted by our record-breaking financial results, driving the most profitable quarter in the company’s history by our continual focus on being the most agent-centric brokerage on the planet,” said Glenn Sanford, Founder, Chairman and CEO of eXp World Holdings. “Despite the unprecedented in-person business restrictions related to COVID-19, our agents were able to continue leveraging our virtual platform to conduct business as usual and close a record number of transactions this quarter. Our continued success is a testament to our long-held, agent-first and cloud-based approach to business, which has enabled us to uniquely thrive in the current environment. Not surprisingly, Virbela—our virtual business platform that supports our entire agent base—is also experiencing a sustained increase in adoption by companies, universities and government agencies seeking remote work and distance learning alternatives.”

“Our clear financial incentives continue to drive successful agents to our platform, as we added more agents than ever before in the third quarter, which now totals more than 38,000 globally. As we look ahead throughout the remainder of the year and into 2021, we expect to continue adding agents at a rapid pace and growing our overall residential real estate business, both domestically and abroad,” concluded, Sanford.

Third Quarter 2020 Operational Highlights

●	Agents and brokers on the eXp Realty platform increased 56% to 35,877 at the end of the third quarter of 2020, compared to 23,034 in the same year-ago quarter.
●	Residential transaction sides closed in the third quarter of 2020 increased 95% to 75,392, compared to 38,567 in the same year-ago quarter.
●	Residential transaction volume closed in the third quarter of 2020 increased 112% to $23.6 billion, compared to $11.1 billion in the same year-ago quarter.
●	eXp Realty earned a 73 global Net Promoter Score, a measure of agent satisfaction, through an intense focus on the agent experience.

“The momentum we saw in agent and revenue growth in the third quarter is expected to continue into the fourth quarter of 2020 and beyond,” said Jeff Whiteside, CFO and Chief Collaboration Officer of eXp World Holdings. “We’re particularly excited about a few key growth areas taking shape by the end of 2020. Not only do we expect to continue our international expansion efforts by launching brokerage operations in key markets, including South Africa, India and Mexico, but we are also moving forward with the rollout of eXp Commercial and our continued introduction of affiliated services, which ultimately, we expect to drive long-term value for our shareholders.”

Third Quarter 2020 Financial Results – Virtual Fireside Chat

The company will hold a virtual fireside chat and investor Q&A session with eXp World Holdings Founder and CEO, Glenn Sanford, and CFO, Jeff Whiteside, on Tuesday, November 10, 2020 to discuss third quarter financial results and recent achievements.

Date: Tuesday, November 10, 2020

Time: 11:00 a.m. EST (8:00 a.m. PST)

Location: Virbela Open Campus in the Auditorium (Join at www.virbela.com)

Livestream Link: expworldholdings.com/events

About eXp World Holdings

eXp World Holdings, Inc. (NASDAQ: EXPI) owns eXp Realty and Virbela.

eXp Realty, The Real Estate Cloud Brokerage, is one of the fastest-growing, global residential real estate companies with more than 38,000 agents in the United States, Canada, the United Kingdom Australia and South Africa. As a subsidiary of a publicly traded company, eXp Realty uniquely offers real estate professionals within its ranks opportunities to earn eXp World Holdings stock for production and contributions to overall company growth.

Virbela is an immersive technology platform for business, events and education. Its modern, cloud-based environment provides a virtual experience for workers, attendees,

students and more to communicate, collaborate, meet and socialize. For more information, visit the company’s website at www.virbela.com.

For more information, please visit the company’s website at www.expworldholdings.com.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA, which is a non-U.S. GAAP financial measure and may be different than similarly titled measures used by other companies. It is presented to enhance investors’ overall understanding of the company’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.

The company’s Adjusted EBITDA provides useful information about financial performance, enhances the overall understanding of past performance and future prospects, and allows for greater transparency with respect to a key metric used by management for financial and operational decision-making. Adjusted EBITDA helps identify underlying trends in the business that otherwise could be masked by the effect of the expenses that are excluded in Adjusted EBITDA. In particular, the company believes the exclusion of stock and stock option expenses, provides a useful supplemental measure in evaluating the performance of operations and provides better transparency into results of operations.

The company defines the non-U.S. GAAP financial measure of Adjusted EBITDA to mean net income (loss), excluding other income (expense), income tax expense, depreciation and amortization; stock-based compensation expense, and stock option expense. Adjusted EBITDA may assist investors in seeing financial performance through the eyes of management, and may provide an additional tool for investors to use in comparing core financial performance over multiple periods with other companies in the industry.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of Adjusted EBITDA compared to Net Income (Loss), the closest comparable U.S. GAAP measure. Some of these limitations are that:

●

Adjusted EBITDA excludes stock-based compensation expense and stock option expense, which have been, and will continue to be for the foreseeable future, significant recurring expenses in the business and an important part of the compensation strategy; and

●

Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation of fixed assets and amortization of acquired intangible assets and, although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future.

Safe Harbor Statement

The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. Such forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to revise or update them. These statements include, but are not limited to, statements about the economic and social effects of the COVID-19 pandemic; continued growth of our agent and broker base; expansion of our residential real estate brokerage business into foreign markets; demand for remote working and distance learning solutions and virtual events; development of our new commercial brokerage and our ability to attract commercial real estate brokers; and revenue growth and financial performance. Such statements are not guarantees of future performance. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Investor Relations Contact:

Greg Falesnik or Brooks Hamilton
MZ Group–MZ North America
investors@expworldholdings.com

Media Relations Contact:

eXp Realty

press@exprealty.net

EXP WORLD HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	September 30, 2020	December 31, 2019
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 91,871	$ 40,087
Restricted cash	22,115	6,987
Accounts receivable, net of allowance for credit losses of $1,346 and allowance for bad debt of $137, respectively	93,482	28,196
Prepaids and other assets	3,056	3,549
TOTAL CURRENT ASSETS	210,524	78,819
Property, plant, and equipment, net	6,751	5,428
Operating lease right-of-use assets	839	1,264
Other noncurrent assets	7	16
Intangible assets, net	3,521	2,677
Goodwill	10,558	8,248
TOTAL ASSETS	$ 232,200	$ 96,452
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$ 2,610	$ 2,593
Customer deposits	22,115	6,987
Accrued expenses	91,333	31,034
Current portion of long-term payable	1,492	916
Current portion of lease obligation - operating lease	720	435
TOTAL CURRENT LIABILITIES	118,270	41,965
Long-term payable, net of current portion	2,749	1,530
Long-term lease obligation - operating lease, net of current portion	118	829
TOTAL LIABILITIES	121,137	44,324
EQUITY
Common Stock, $0.00001 par value 220,000,000 shares authorized; 72,321,867 issued and 69,952,115 outstanding in 2020; 66,199,308 issued and 65,273,944 outstanding in 2019	1	1
Additional paid-in capital	187,675	130,682
Treasury stock, at cost: 2,369,752 and 925,364 shares held, respectively	(29,953)	(8,623)
Accumulated deficit	(46,883)	(70,293)
Accumulated other comprehensive income	71	200
Total eXp World Holdings, Inc. stockholders' equity	110,911	51,967
Equity attributable to noncontrolling interest	152	161
TOTAL EQUITY	111,063	52,128
TOTAL LIABILITIES AND EQUITY	$ 232,200	$ 96,452

EXP WORLD HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except share amounts and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues	$ 564,017	$ 282,179	$ 1,188,963	$ 705,918
Operating expenses
Commissions and other agent-related costs	517,169	259,141	1,079,739	646,270
General and administrative expenses	30,130	23,597	82,145	66,503
Sales and marketing expenses	1,495	1,083	3,326	3,043
Total operating expenses	548,794	283,821	1,165,210	715,816
Operating income (loss)	15,223	(1,642)	23,753	(9,898)
Other expense
Other expense, net	80	173	129	198
Equity in losses of unconsolidated affiliates	-	-	34	-
Total other expense, net	80	173	163	198
Income (loss) before income tax expense	15,143	(1,815)	23,590	(10,096)
Income tax expense	225	32	295	243
Net income (loss)	14,918	(1,847)	23,295	(10,339)
Net loss attributable to noncontrolling interest	52	-	115	-
Net income (loss) attributable to eXp World Holdings, Inc.	$ 14,970	$ (1,847)	$ 23,410	$ (10,339)

Earnings (loss) per share
Basic	$ 0.22	$ (0.03)	$ 0.35	$ (0.17)
Diluted	$ 0.20	$ (0.03)	$ 0.32	$ (0.17)
Weighted average shares outstanding
Basic	69,256,733	63,197,495	67,603,551	61,834,376
Diluted	75,653,407	63,197,495	73,548,056	61,834,376

US-GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA RECONCILIATION
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss)	$ 14,918	$ (1,847)	$ 23,295	$ (10,339)
Other expense, net	80	173	163	198
Income tax expense	225	32	295	243
Depreciation & amortization expense (1)	1,005	642	2,785	1,616
Stock compensation expense	3,711	3,503	10,476	10,760
Stock option expense	1,879	1,060	4,179	4,106
Adjusted EBITDA	$ 21,818	$ 3,563	$ 41,193	$ 6,584

(1) Note, stock payable amortization is included in other expense as such is not included in this amortization expense